Exhibit 99.1
The Aaron’s Company, Inc. Reports Fourth Quarter & Full Year 2023 Financial Results, and Announces 2024 Outlook

Atlanta, GA, February 26, 2024 — The Aaron’s Company, Inc. (NYSE: AAN) today released its fourth quarter and full year 2023 financial results. Highlights of those results and the 2024 outlook are included below, in the attached supplement, and at investor.aarons.com.
Fourth Quarter 2023 Consolidated Results1:
•Revenues were $529.5 million, a decrease of 10.2%
•Adjusted EBITDA2,3 was $22.4 million, a decrease of 25.2%
•Loss per share was $0.41; Non-GAAP loss per share2 was $0.26
•Write-offs were 6.5% in the Aaron's Business, an improvement of 60 basis points
Full Year 2023 Consolidated Results1:
•Revenues were $2.14 billion, a decrease of 4.9%
•Adjusted EBITDA2,3 was $136.0 million, a decrease of 23.2%
•EPS was $0.09; Non-GAAP EPS2 was $0.81
•Write-offs were 5.8% in the Aaron's Business, an improvement of 60 basis points
•Adjusted free cash flow was $102.3 million, an increase of 10.5%
•Net debt lowered by $79.8 million, a reduction of 37.2%
Key Business Highlights1:
•Aaron's Business recurring revenue written decreased 4.2% in Q4 due to lower average ticket, partially offset by 1.4% growth in lease merchandise deliveries
•Aaron's Business e-commerce recurring revenue written increased 60.0% in Q4 driven by new omnichannel customer acquisition program
•Aaron's Business lease portfolio size decreased 7.0% in 2023 but is expected to grow mid single digits by year-end 2024
•BrandsMart comparable sales decreased 14.0% in Q4, a sequential improvement of 300 basis points
•2023 cost savings exceeded $40 million, with additional cost actions taken in Q1 2024
Full Year 2024 Consolidated Outlook:
•Revenues of $2.055 billion to $2.155 billion
•Adjusted EBITDA2 of $105.0 million to $125.0 million
•Non-GAAP Diluted EPS2 of $(0.10) to $0.25

The Company will host an earnings conference call tomorrow, February 27, 2024, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/
1.Comparisons are to the prior year period unless otherwise noted.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables in the attached supplement.
3.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

Exhibit 99.1
attendee/751317386. A transcript of the webcast will also be available at investor.aarons.com. The Company's Annual Report on Form 10-K for the year ended December 31, 2023 will be filed by the end of week of February 26, 2024.
About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,240 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with 11 retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Contact:
Investor Relations – Call: 678-402-3590, Email: InvestorRelations@aarons.com
Media Relations – Call: 678-402-3591, Email: MediaRelations@aarons.com

1.Comparisons are to the prior year period unless otherwise noted.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables in the attached supplement.
3.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

The Aaron’s Company, Inc. Reports Fourth Quarter & Full Year 2023 Financial Results,
and Announces 2024 Outlook

Atlanta, GA, February 26, 2024 — The Aaron's Company, Inc. (NYSE: AAN) today released its fourth quarter and full year 2023 financial results.

Fourth Quarter Consolidated Results[1]
•Revenues were $529.5 million, a decrease of 10.2%
•Adjusted EBITDA[2,3] was $22.4 million, a decrease of 25.2%
•Loss per share was $0.41; Non-GAAP loss per share[2] was $0.26
•Write-offs were 6.5% in the Aaron's Business, an improvement of 60 basis points

Full Year Consolidated Results[1]
•Revenues were $2.14 billion, a decrease of 4.9%
•Adjusted EBITDA[2,3] was $136.0 million, a decrease of 23.2%
•EPS was $0.09; Non-GAAP EPS[2] was $0.81
•Write-offs were 5.8% in the Aaron's Business, an improvement of 60 basis points
•Adjusted free cash flow was $102.3 million, an increase of 10.5%
•Net debt lowered by $79.8 million, a reduction of 37.2%

Key Business Highlights[1]
•Aaron's Business recurring revenue written decreased 4.2% in Q4 due to lower average ticket, partially offset by 1.4% growth in lease merchandise deliveries
•Aaron's Business e-commerce recurring revenue written increased 60.0% in Q4 driven by new omnichannel customer acquisition program
•Aaron's Business lease portfolio size decreased 7.0% in 2023 but is expected to grow mid single digits by year-end 2024
•BrandsMart comparable sales decreased 14.0% in Q4, a sequential improvement of 300 basis points
•2023 cost savings exceeded $40 million, with additional cost actions taken in Q1 2024

CEO Commentary – “In response to ongoing pressure in our key product categories at Aaron's and BrandsMart during 2023, we took strong actions to drive demand and reduce costs. In Q4, we launched a new omnichannel lease decisioning and customer acquisition program, which led to robust e-commerce growth that has continued into 2024. Also, I'm pleased that we exceeded our cost savings target in 2023, and we remain focused on driving further efficiencies.
While the lower lease portfolio size to start the year will impact adjusted earnings in 2024, we expect our actions will generate lease portfolio growth. Given the investments we've made to innovate our business and the strength of our balance sheet, we are better positioned than ever to drive long-term profitable growth. Our management team and Board are highly engaged and committed to taking actions that will deliver additional value for our shareholders."
– Douglas Lindsay, The Aaron’s Company CEO

1.Comparisons are to the prior year period unless otherwise noted.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
3.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

Consolidated Results[1]

($ in Millions, except EPS)	Q4'23	Q4'22	Change	2023	2022	Change
Revenues	$529.5	$589.6	(10.2)%	$2,139.9	$2,249.4	(4.9)%
Net (Loss) Earnings	(12.4)	(5.9)	nmf	2.8	(5.3)	nmf
Adjusted EBITDA[2,3]	22.4	29.9	(25.2)%	136.0	177.1	(23.2)%
Diluted (Loss) Earnings Per Share	$(0.41)	$(0.19)	nmf	$0.09	$(0.17)	nmf
Non-GAAP Diluted (Loss) Earnings Per Share[2]	$(0.26)	$0.09	nmf	$0.81	$2.07	(60.9)%

Adjusted Free Cash Flow[2]	Q4'23	Q4'22	Change	2023	2022	Change
Cash Provided by Operating Activities	$31.3	$46.6	(32.8)%	$180.4	$170.4	5.9%
Adjustments[4]	10.1	2.4	nmf	16.3	30.1	(45.9)%
Capital Expenditures	(25.5)	(24.3)	5.0%	(94.4)	(108.0)	(12.6)%
Adjusted Free Cash Flow[2]	$15.9	$24.7	(35.6)%	$102.3	$92.5	10.5%

Returns to Shareholders	Q4'23	Q4'22	Change	2023	2022	Change
Dividends Declared[5]	$3.8	$3.4	10.1%	$15.3	$13.9	10.7%
Share Repurchases	nmf	$2.3	nmf	$6.5	$13.4	(51.4)%
Discussion of Consolidated Results - Q4'23 vs. Q4'22:
•The 10.2% decrease in consolidated revenues was primarily due to lower lease revenues and fees at the Aaron's Business and lower retail sales at BrandsMart.
•Net loss included restructuring charges of $2.8 million, intangible amortization expense of $2.5 million, stock compensation expense of $3.0 million, and BrandsMart acquisition-related costs of $0.6 million.
•The increase in net loss was primarily due to lower gross profit and higher tax expense in Q4 2023, partially offset by lower operating expenses and restructuring charges.
•The 25.2% decrease in adjusted EBITDA was primarily due to lower lease revenues and fees at the Aaron's Business and lower retail sales at BrandsMart, partially offset by lower personnel costs and lower write-offs at the Aaron's Business.
•In Q4 2023, we completed a sale leaseback transaction that resulted in net proceeds of $9.1 million and a gain of $5.4 million.
•As of December 31, 2023, the Company had cash and cash equivalents of $59.0 million and debt of $194.0 million, representing a 37.2% year-over-year reduction in net debt. The Company also ended the quarter with $331.0 million of availability under its $375.0 million revolving credit facility. On February 23, 2024, the Company entered into an amendment to the revolving credit facility agreement, information for which can be found in the Form 8-K filed on February 26, 2024.

1.Year-over-year comparisons may vary due to rounding.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
3.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.
4.Adjustments include cash provided by operating activities related to acquisition-related transaction costs paid and real estate transaction related proceeds received during the period.
5.Disclosure based upon dividends declared but not paid for the three months ended December 31, 2023 and 2022.

Segment Results

Aaron's Business[1]
The Aaron’s Business segment includes Aaron's branded Company-operated and franchise-operated stores, the Aarons.com e-commerce platform, Woodhaven, and BrandsMart Leasing. The financial and operating results for the Aaron's Business segment do not include unallocated corporate expenses.

($ in Millions)	Q4'23	Q4'22	Change		2023	2022	Change
Revenues	$369.2	$404.3	(8.7)%		$1,546.5	$1,703.5	(9.2)%
Lease Portfolio Size[2]	$117.7	$126.5	(7.0)%		$117.7	$126.5	(7.0)%
Lease Renewal Rate[2]	85.2%	85.8%	(60)	bps	87.1%	87.5%	(40)	bps
Gross Profit Margin	62.8%	61.5%	130	bps	63.1%	62.3%	80	bps
Earnings Before Income Taxes	$14.8	$17.0	(13.0)%		$99.0	$122.2	(19.0)%
Adjusted EBITDA[3]	$33.8	$36.2	(6.6)%		$174.3	$196.6	(11.3)%
Adjusted EBITDA Margin[3]	9.1%	8.9%	20	bps	11.3%	11.5%	(20)	bps
Write-Offs %[4]	6.5%	7.1%	(60)	bps	5.8%	6.4%	(60)	bps

Ending Store Count[5]	Q4'23	Q4'22	Change
Total Stores	1,243	1,266	(23)
Company-Operated	1,019	1,034	(15)
GenNext (included in Company-Operated)	254	211	43
Franchised	224	232	(8)
Discussion of Aaron's Business Results - Q4'23 vs. Q4'22:
•The 8.7% decrease in revenues was primarily due to a smaller lease portfolio size and a lower lease renewal rate; the lower lease renewal rate primarily resulted from an increasing mix of e-commerce agreements written into the portfolio.
•The lease portfolio size began the quarter down 7.5% compared to the beginning of Q4 2022 and ended the quarter down 7.0% compared to the end of Q4 2022.
•The 6.6% decrease in adjusted EBITDA was primarily due to a smaller lease portfolio size and a lower lease renewal rate, partially offset by lower operating expenses, including lower write-offs.
•The provision for lease merchandise write-offs as a percentage of lease revenues and fees was 6.5% for Q4 2023, a 60 basis point improvement as compared to Q4 2022, due to the lease decisioning enhancements implemented in prior quarters.
•Opened nine GenNext stores, which included three stores in new markets, ending the quarter with 254 stores; GenNext stores accounted for 32.4% of lease revenues and fees and retail sales.
•Lease originations in GenNext stores, open less than one year, continued growing at a rate of more than 20 percentage points higher than our legacy store average.
•E-commerce revenues increased 10.4% and represented 20.6% of lease revenues; e-commerce recurring revenue written into the portfolio increased 60.0%.

1.Year-over-year comparisons may vary due to rounding.
2.Key operating metrics do not include BrandsMart Leasing.
3.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
4.Provision for Lease Merchandise Write-offs as a percentage of lease revenues and fees.
5.The typical layout for a Company-operated Aaron's store is a combination of showroom, customer service and warehouse space. Certain Company-operated Aaron's stores consist solely of a showroom.

BrandsMart[1]
The BrandsMart segment includes BrandsMart U.S.A. retail stores and the brandsmartusa.com e-commerce platform, but does not include BrandsMart Leasing. The financial and operating results for the BrandsMart segment also do not include unallocated corporate expenses.

($ in Millions)	Q4'23	Q4'22	Change		2023	2022[2]	Change
Revenues	$164.1	$187.7	(12.6)%		$604.4	$552.5	9.4%
Comparable Sales[2,3]	(14.0)%	n/a	n/a		n/a	n/a	n/a
Gross Profit Margin	23.2%	20.0%	320	bps	23.8%	18.3%	550	bps
(Loss) Earnings Before Income Taxes	$(2.8)	$1.8	nmf		$(5.0)	$(11.2)	55.0%
Adjusted EBITDA[4]	$1.0	$5.3	(81.8)%		$9.2	$22.4	(58.9)%
Adjusted EBITDA Margin[4]	0.6%	2.8%	(220)	bps	1.5%	4.1%	(260)	bps
Discussion of BrandsMart Results - Q4'23 vs. Q4'22:
•The 12.6% decrease in revenues was primarily due to a 14.0% decrease in comparable sales, driven primarily by ongoing weaker customer traffic and customer trade down to lower priced products across major categories.
•Revenues in Q4 2023 included sales from the new store that recently opened in Augusta, GA.
•E-commerce product sales were 9.8% of product sales, down from 10.5% in the prior year quarter.
•The 320 basis points increase in gross profit margin was primarily due to lower inventory loss reserves in Q4 2023 and accounting adjustments related to the acquisition in Q4 2022, offset by lower product margin in Q4 2023.
•The decrease in adjusted EBITDA and adjusted EBITDA margin were primarily due to lower retail sales, partially offset by benefits of direct procurement savings, strategic pricing actions, and cost controls.
1.Year-over-year comparisons may vary due to rounding.
2.Comparable sales was calculated by comparing BrandsMart retail and other sales for the comparable period in 2022 for all BrandsMart stores open for the entire 15-month period ended December 31, 2023. Comparable sales includes retail sales generated at BrandsMart stores (including retail sales to BrandsMart Leasing), e-commerce sales initiated on the website or app, warranty revenue, gift card breakage, and sales of merchandise to wholesalers and dealers, as applicable. Comparable sales excludes service center related revenues.
3.Results prior to the April 1, 2022 acquisition date are not provided; therefore, Comparable Sales results are not available for Q4 2022.
4.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.

Full Year 2024 Outlook
The Company is providing the following outlook of selected financial metrics for the full year 2024.

Current Outlook [1,2]
Consolidated	Low	High
Revenues	$2,055.0 million	$2,155.0 million
Net (Loss) Earnings	$(12.0) million	$0.0 million
Adjusted EBITDA	$105.0 million	$125.0 million
Diluted EPS	$(0.30)	$(0.05)
Non-GAAP Diluted EPS	$(0.10)	$0.25
Cash Provided by Operating Activities	$100.0 million	$115.0 million
Capital Expenditures	$85.0 million	$95.0 million
Adjusted Free Cash Flow	$15.0 million	$30.0 million

Aaron’s Business
Revenues	$1,460.0 million	$1,520.0 million
Earnings Before Income Taxes	$64.5 million	$77.5 million
Adjusted EBITDA	$137.5 million	$152.5 million

BrandsMart
Revenues	$610.0 million	$650.0 million
Loss Before Income Taxes	$(9.5) million	$(5.5) million
Adjusted EBITDA	$7.0 million	$12.0 million
1.See the “Use of Non-GAAP Financial Information” section included in this release. Consolidated totals include unallocated corporate costs and intersegment elimination amounts.
2.The current outlook assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition.

Conference Call and Webcast
The Company will host an earnings conference call tomorrow, February 27, 2024, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/751317386. A transcript of the webcast will also be available at investor.aarons.com.

About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,240 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with 11 retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Forward-Looking Statements
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "believe," "expect," "expectation," "anticipate," "may," "could," "should," "intend," "seek," "estimate," "plan," "target," "project," "likely," "will," "forecast," "future," "outlook," or other similar words, phrases, or expressions. These risks and uncertainties include factors such as (i) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business, and failures to comply with existing or new laws or regulations, including those related to consumer protection, as well as an increased focus on our industry by federal and state regulatory authorities; (ii) our ability to execute on our multi-year strategic plan and achieve the benefits and outcomes we expect, including improving our business, centralizing key processes such as customer lease decisioning and payments, real estate optimization, enhancing our e-commerce platform and digital acquisition channels, enhancing and growing BrandsMart, and optimizing our cost structure; (iii) our ability to attract and retain key personnel; (iv) our ability to manage cybersecurity risks, disruptions or failures in our information technology systems and to protect the security of personal information of our customers and employees; (v) weakening general market and economic conditions, especially as they may affect retail sales, increased interest rates, unemployment and consumer confidence; (vi) the concentration of our stores in certain regions or limited markets; (vii) the current inflationary environment could result in increased labor, raw materials or logistics costs that we are unable to offset or accelerating prices that result in lower lease volumes; (viii) any future potential pandemics, as well as related measures taken by governmental or regulatory authorities to combat the pandemic; (ix) business disruptions due to political and economic instability resulting from global conflicts such as the Russia-Ukraine conflict and related economic sanctions and the conflict in Israel, Palestine and surrounding areas, as well as domestic civil unrest; (x) challenges faced by our business, including commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xi) increased competition from direct-to-consumer and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xii) increases in lease merchandise write-offs; (xiii) any failure to realize the benefits expected from the acquisition of BrandsMart, including projected synergies; (xiv) the acquisition of BrandsMart may create risks and uncertainties which could materially and adversely affect our business and results of operations; (xv) our ability to successfully acquire and integrate businesses and to realize the projected results and expected benefits of acquisitions or strategic transactions; (xvi) our ability to maintain or improve market share in the categories in which we operate despite heightened competitive pressure; (xvii) our ability to improve operations and realize cost savings; and (xviii) the other risks and uncertainties discussed under "Risk Factors" in the Company’s most recent Annual Report on Form 10-K and from time to time in documents that we file with the SEC. Statements in this news release that are "forward-looking" include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our financial performance outlook; and (iv) the Company’s goals, plans, expectations, and projections regarding the expected benefits of the BrandsMart acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this news release.

Contacts

Investor Relations:	InvestorRelations@aarons.com	Media Relations:	MediaRelations@aarons.com
Phone:	678-402-3590	Phone:	678-402-3591

CONSOLIDATED STATEMENTS OF EARNINGS[1]

	(Unaudited) Three Months Ended		Year Ended
(In Thousands, except per share amounts)	December 31,		December 31,
	2023	2022	2023	2022
REVENUES:
Lease Revenues and Fees	$331,163	$361,167	$1,399,514	$1,529,125
Retail Sales	166,391	193,435	620,665	585,624
Non-Retail Sales	26,402	29,120	96,710	110,531
Franchise Royalties and Other Revenues	5,523	5,862	23,001	24,154
	529,479	589,584	2,139,890	2,249,434
COSTS OF REVENUES:
Depreciation of Lease Merchandise and Other Lease Revenue Costs	110,137	123,512	466,648	513,659
Retail Cost of Sales	127,401	154,244	471,946	474,879
Non-Retail Cost of Sales	22,496	25,896	81,977	99,123
	260,034	303,652	1,020,571	1,087,661
GROSS PROFIT	269,445	285,932	1,119,319	1,161,773
OPERATING EXPENSES:
Personnel Costs	125,522	129,776	507,819	515,144
Other Operating Expenses, Net	126,843	126,357	498,019	490,143
Provision for Lease Merchandise Write-Offs	21,604	25,472	81,495	97,564
Restructuring Expenses, Net	2,777	8,870	15,597	32,717
Impairment of Goodwill	—	—	—	12,933
Separation Costs	38	214	201	1,204
Acquisition-Related Costs	551	1,460	3,638	14,616
	277,335	292,149	1,106,769	1,164,321
OPERATING (LOSS) PROFIT	(7,890)	(6,217)	12,550	(2,548)
Interest Expense	(3,788)	(3,911)	(15,512)	(9,875)
Other Non-Operating Income (Expense), Net	983	507	1,904	(2,320)
LOSS BEFORE INCOME TAXES	(10,695)	(9,621)	(1,058)	(14,743)
INCOME TAX EXPENSE (BENEFIT)	1,660	(3,767)	(3,881)	(9,463)
NET (LOSS) EARNINGS	$(12,355)	$(5,854)	$2,823	$(5,280)

(LOSS) EARNINGS PER SHARE	$(0.41)	$(0.19)	$0.09	$(0.17)
(LOSS) EARNINGS PER SHARE ASSUMING DILUTION	$(0.41)	$(0.19)	$0.09	$(0.17)
WEIGHTED AVERAGE SHARES OUTSTANDING	30,447	30,763	30,778	30,881
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	30,447	30,763	31,105	30,881
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

CONSOLIDATED BALANCE SHEETS

(In Thousands)	December 31, 2023	December 31, 2022
ASSETS:
Cash and Cash Equivalents	$59,035	$27,716
Accounts Receivable (net of allowances of $9,029 at December 31, 2023 and $8,895 at December 31, 2022)	39,782	38,191
Lease Merchandise (net of accumulated depreciation and allowances of $411,641 at December 31, 2023 and $431,092 at December 31, 2022)	622,262	693,795
Merchandise Inventories, Net	90,172	95,964
Property, Plant and Equipment, Net	269,833	267,457
Operating Lease Right-of-Use Assets	465,824	459,950
Goodwill	55,750	54,710
Other Intangibles, Net	108,158	118,528
Income Tax Receivable	10,363	5,716
Prepaid Expenses and Other Assets	105,397	96,436
Total Assets	$1,826,576	$1,858,463
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$292,175	$264,043
Deferred Tax Liabilities	83,217	87,008
Customer Deposits and Advance Payments	68,391	73,196
Operating Lease Liabilities	502,692	496,401
Debt	193,963	242,413
Total Liabilities	1,140,438	1,163,061

SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 112,500,000 Shares at December 31, 2023 and December 31, 2022; Shares Issued: 36,656,650 at December 31, 2023 and 36,100,011 at December 31, 2022	18,328	18,050
Additional Paid-in Capital	750,751	738,428
Retained Earnings	66,202	79,073
Accumulated Other Comprehensive Loss	(1,355)	(1,396)
	833,926	834,155
Treasury Shares at Cost: 6,295,216 Shares at December 31, 2023 and 5,480,353 Shares at December 31, 2022	(147,788)	(138,753)
Total Shareholders’ Equity	686,138	695,402
Total Liabilities & Shareholders’ Equity	$1,826,576	$1,858,463

CONSOLIDATED STATEMENTS OF CASH FLOWS[1]

	Year Ended December 31,
(In Thousands) Unaudited	2023	2022
OPERATING ACTIVITIES:
Net Earnings (Loss)	$2,823	$(5,280)
Adjustments to Reconcile Net Earnings (Loss) to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	459,242	505,966
Other Depreciation and Amortization	90,341	86,083
Provision for Lease Merchandise Write-Offs	81,495	97,564
Non-Cash Inventory Fair Value Adjustment	—	23,074
Accounts Receivable Provision	39,889	41,460
Stock-Based Compensation	11,949	12,390
Deferred Income Taxes	(12,101)	(13,581)
Impairment of Goodwill and Other Assets	3,734	29,478
Non-Cash Lease Expense	119,610	112,613
Other Changes, Net	(8,326)	(10,312)
Changes in Operating Assets and Liabilities:
Lease Merchandise	(472,155)	(527,511)
Merchandise Inventories	5,965	5,026
Accounts Receivable	(41,469)	(45,881)
Prepaid Expenses and Other Assets	(2,422)	6,284
Income Tax Receivable	(4,647)	(2,129)
Operating Lease Right-of-Use Assets and Liabilities	(122,313)	(124,393)
Accounts Payable and Accrued Expenses	35,427	(1,995)
Customer Deposits and Advance Payments	(6,628)	(18,424)
Cash Provided by Operating Activities	180,414	170,432
INVESTING ACTIVITIES:
Purchases of Property, Plant, and Equipment	(94,415)	(107,980)
Proceeds from Dispositions of Property, Plant, and Equipment	17,294	21,519
Acquisition of BrandsMart U.S.A., Net of Cash Acquired	—	(265,630)
Acquisition of Businesses and Customer Agreements, Net of Cash Acquired	—	(1,062)
Proceeds from Other Investing-Related Activities	245	1,776
Cash Used in Investing Activities	(76,876)	(351,377)
FINANCING ACTIVITIES:
Repayments on Swing Line Loans, Net	(19,250)	9,250
Proceeds from Revolver and Term Loan	71,094	291,700
Repayments on Revolver and Term Loan	(100,469)	(67,793)
Repayments on Inventory Loan Program, Net	—	(15,541)
Dividends Paid	(14,994)	(13,530)
Acquisition of Treasury Stock	(6,499)	(13,384)
Issuance of Stock Under Stock Option Plans	405	1,501
Shares Withheld for Tax Payments	(2,536)	(3,565)
Debt Issuance Costs	—	(2,758)
Cash (Used in) Provided by Financing Activities	(72,249)	185,880
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	30	(51)
Increase in Cash, Cash Equivalents, and Restricted Cash	31,319	4,884
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	29,341	22,832
Cash and Cash Equivalents at End of Year:
Cash and Cash Equivalents	59,035	27,716
Restricted Cash included in Prepaid Expenses and Other Assets	1,625	1,625
Total Cash, Cash Equivalents, and Restricted Cash at End of Year	$60,660	$29,341
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

QUARTERLY REVENUES BY SEGMENT

	(Unaudited)
	Three Months Ended
(In Thousands)	December 31, 2023
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[1]	Total
Lease Revenues and Fees	$331,163	$—	$—	$331,163
Retail Sales	6,107	164,087	(3,803)	166,391
Non-Retail Sales	26,402	—	—	26,402
Franchise Royalties and Fees	5,382	—	—	5,382
Other	141	—	—	141
Total Revenues	$369,195	$164,087	$(3,803)	$529,479

	(Unaudited)
	Three Months Ended
(In Thousands)	December 31, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[1]	Total
Lease Revenues and Fees	$361,167	$—	$—	$361,167
Retail Sales	8,113	187,682	(2,360)	193,435
Non-Retail Sales	29,120	—	—	29,120
Franchise Royalties and Fees	5,663	—	—	5,663
Other	199	—	—	199
Total Revenues	$404,262	$187,682	$(2,360)	$589,584

1.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

TWELVE MONTHS REVENUES BY SEGMENT[1]

	Year Ended
(In Thousands)	December 31, 2023
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$1,399,514	$—	$—	$1,399,514
Retail Sales	27,248	604,413	(10,996)	620,665
Non-Retail Sales	96,710	—	—	96,710
Franchise Royalties and Fees	22,312	—	—	22,312
Other	689	—	—	689
Total	$1,546,473	$604,413	$(10,996)	$2,139,890

	Year Ended
(In Thousands)	December 31, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$1,529,125	$—	$—	$1,529,125
Retail Sales	39,693	552,465	(6,534)	585,624
Non-Retail Sales	110,531	—	—	110,531
Franchise Royalties and Fees	23,376	—	—	23,376
Other	778	—	—	778
Total	$1,703,503	$552,465	$(6,534)	$2,249,434

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

USE OF NON-GAAP FINANCIAL INFORMATION
Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, net debt, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2023 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2022 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, a goodwill impairment charge recognized for the Aaron's Business reporting unit, and a one time non-cash charge for a fair value adjustment to merchandise inventories. The amounts for these pre-tax non-GAAP adjustments, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to non-GAAP Net Earnings and non-GAAP Earnings Per Share Assuming Dilution table in this news release. Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period adjusted EBITDA results for the three and twelve months ended December 31, 2022 shown in the table below has been restated to also exclude stock-based compensation expense.
The EBITDA and adjusted EBITDA figures presented in this news release are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this news release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
EBITDA and adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

The adjusted free cash flow figures presented in this news release are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Management believes that adjusted free cash flow is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Net debt represents total debt less cash and cash equivalents. Management believes that net debt is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the news release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NON-GAAP NET EARNINGS AND NON-GAAP EARNINGS PER SHARE ASSUMING DILUTION[1]

	(Unaudited) Three Months Ended		(Unaudited) Year Ended
(In Thousands, except per share amounts)	December 31,		December 31,
	2023	2022	2023	2022
Net (Loss) Earnings	$(12,355)	$(5,854)	$2,823	$(5,280)
Income Taxes	1,660	(3,767)	(3,881)	(9,463)
(Loss) Earnings Before Income Taxes	$(10,695)	$(9,621)	$(1,058)	$(14,743)
Acquisition-Related Intangible Amortization Expense	2,519	2,652	10,348	8,953
Restructuring Expenses, Net	2,777	8,870	15,597	32,717
Separation Costs	38	214	201	1,204
Non-Cash Inventory Fair Value Adjustment	—	—	—	23,074
Acquisition-Related Costs	551	1,460	3,638	14,616
Add: Impairment of Goodwill	—	—	—	12,933
Non-GAAP (Loss) Earnings Before Income Taxes	(4,810)	3,575	28,726	78,754

Income taxes, calculated using a non-GAAP Effective Tax Rate	2,969	752	3,582	13,998
Non-GAAP Net (Loss) Earnings	$(7,779)	$2,823	$25,144	$64,756

(Loss) Earnings Per Share Assuming Dilution	$(0.41)	$(0.19)	$0.09	$(0.17)
Acquisition-Related Intangible Amortization Expense	0.08	0.09	0.33	0.29
Restructuring Expenses, Net	0.09	0.29	0.50	1.05
Separation Costs	—	0.01	0.01	0.04
Non-Cash Inventory Fair Value Adjustment	—	—	—	0.74
Acquisition-Related Costs	0.02	0.05	0.12	0.47
Add: Impairment of Goodwill	—	—	—	0.41
Tax Effect of Non-GAAP adjustments	(0.04)	(0.15)	(0.24)	(0.75)
Non-GAAP (Loss) Earnings Per Share Assuming Dilution[2]	$(0.26)	$0.09	$0.81	$2.07

Weighted Average Shares Outstanding Assuming Dilution[3]	30,447	31,096	31,105	31,303

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
3.For the three months ended December 31, 2023 and 2022, the GAAP Weighted Average Shares Outstanding were 30,447 and 30,763, which had no dilutive effect due to the net GAAP loss incurred in both periods; the Non-GAAP Weighted Average Shares Outstanding Assuming Dilution were 30,447 and 31,096 during those same periods.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION QUARTERLY ADJUSTED EBITDA BY SEGMENT

	(Unaudited)
(In Thousands)	Three Months Ended December 31, 2023
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Loss					$(12,355)
Income Taxes					1,660
Earnings (Loss) Before Income Taxes	$14,832	$(2,809)	$(22,468)	$(250)	$(10,695)
Interest Expense	—	—	3,788	—	3,788
Depreciation	18,648	1,552	210	—	20,410
Amortization	293	2,226	—	—	2,519
EBITDA	$33,773	$969	$(18,470)	$(250)	$16,022
Separation Costs	—	—	38	—	38
Restructuring Expenses, Net	—	—	2,777	—	2,777
Acquisition-Related Costs	—	—	551	—	551
Stock-Based Compensation[2]	—	—	2,975	—	2,975
Adjusted EBITDA	$33,773	$969	$(12,129)	$(250)	$22,363

	(Unaudited)
	Three Months Ended December 31, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Loss					$(5,854)
Income Taxes					(3,767)
Earnings (Loss) Before Income Taxes	$17,046	$1,793	$(28,365)	$(95)	$(9,621)
Interest Expense	—	—	3,911	—	3,911
Depreciation	18,504	1,415	222	—	20,141
Amortization	601	2,130	—	—	2,731
EBITDA	$36,151	$5,338	$(24,232)	$(95)	$17,162
Separation Costs	—	—	214	—	214
Restructuring Expenses, Net	—	—	8,870	—	8,870
Acquisition-Related Costs	—	—	1,460	—	1,460
Stock-Based Compensation[2]	—	—	2,187	—	2,187
Adjusted EBITDA	$36,151	$5,338	$(11,501)	$(95)	$29,893

1.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.
2.Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the three months ended December 31, 2022 shown in the table above have been restated to also exclude stock-based compensation expense.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION TWELVE MONTHS ADJUSTED EBITDA BY SEGMENT[1]

	(Unaudited)
(In Thousands)	Year Ended December 31, 2023
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings					$2,823
Income Taxes					(3,881)
Earnings (Loss) Before Income Taxes	$99,041	$(5,029)	$(94,416)	$(654)	$(1,058)
Interest Expense	—	—	15,512	—	15,512
Depreciation	73,778	5,339	876	—	79,993
Amortization	1,443	8,905	—	—	10,348
EBITDA	$174,262	$9,215	$(78,028)	$(654)	$104,795
Separation Costs	—	—	201	—	201
Restructuring Expenses, Net	—	—	15,597	—	15,597
Acquisition-Related Costs	—	—	3,638	—	3,638
Stock Based Compensation[3]	—	—	11,723	—	11,723
Adjusted EBITDA	$174,262	$9,215	$(46,869)	$(654)	$135,954

	(Unaudited)
(In Thousands)	Year Ended December 31, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Loss					$(5,280)
Income Taxes					(9,463)
Earnings (Loss) Before Income Taxes	$122,220	$(11,171)	$(125,021)	$(771)	$(14,743)
Interest Expense	—	—	9,875	—	9,875
Depreciation	71,682	3,841	1,230	—	76,753
Amortization	2,651	6,679	—	—	9,330
EBITDA	$196,553	$(651)	$(113,916)	$(771)	$81,215
Separation Costs	—	—	1,204	—	1,204
Restructuring Expenses, Net	—	—	32,717	—	32,717
Impairment of Goodwill		—	12,933	—	12,933
Acquisition-Related Costs	—	—	14,616	—	14,616
Non-Cash Inventory Fair Value Adjustment	—	23,074	—	—	23,074
Stock Based Compensation[3]	—	—	11,358	—	11,358
Adjusted EBITDA	$196,553	$22,423	$(41,088)	$(771)	$177,117

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.
3.Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the twelve months ended December 31, 2022 shown in the table above have been restated to also exclude stock-based compensation expense.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION ADJUSTED FREE CASH FLOW[1]

	(Unaudited)
	Three Months Ended
	December 31,
(In Thousands)	2023	2022
Cash Provided by Operating Activities	$31,308	$46,561
Proceeds from Real Estate Transactions	9,429	1,600
Acquisition-Related Transaction Costs	625	777
Capital Expenditures	(25,488)	(24,285)
Adjusted Free Cash Flow	$15,874	$24,653

	(Unaudited)
	Year Ended
	December 31,
(In Thousands)	2023	2022
Cash Provided by Operating Activities	$180,414	$170,432
Proceeds from Real Estate Transactions	11,092	16,519
Acquisition-Related Transaction Costs	5,174	13,556
Capital Expenditures	(94,415)	(107,980)
Adjusted Free Cash Flow	$102,265	$92,527

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NET DEBT

(In Thousands)	December 31, 2023	December 31, 2022
Debt	$193,963	$242,413
Cash and Cash Equivalents	(59,035)	(27,716)
Net Debt	$134,928	$214,697
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2024 CURRENT OUTLOOK FOR ADJUSTED EBITDA[1]

Fiscal Year 2024 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Projected Net (Loss) Earnings			$(12,000) - $0
Income Taxes			0 - 4,000
Projected Earnings (Loss) Before Income Taxes	64,500 - 77,500	(9,500) - (5,500)	(12,000) - 4,000
Interest Expense	—	—	15,000 - 16,000
Depreciation and Amortization	73,000 - 75,000	16,500 - 17,500	89,500 - 92,500
Projected EBITDA	137,500 - 152,500	7,000 - 12,000	92,500 - 112,500
Stock-Based Compensation	—	—	12,500
Projected Adjusted EBITDA	$137,500 - $152,500	$7,000 - $12,000	$105,000 - $125,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2024 CURRENT OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2024 Range
	Low	High
Projected (Loss) Earnings Per Share Assuming Dilution	$(0.30)	$(0.05)
Sum of Other Adjustments[1]	0.20	0.30
Projected Non-GAAP (Loss) Earnings Per Share Assuming Dilution	$(0.10)	$0.25

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2024 CURRENT OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2024 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$100,000 - $115,000
Proceeds from Real Estate Transactions	0 - 10,000
Capital Expenditures	(85,000) - (95,000)
Adjusted Free Cash Flow	$15,000 - $30,000

1.Includes intangible amortization expense resulting from acquisitions.